EXHIBIT 21- SCHEDULE OF SUBSIDIARIES

1.       EasyGrocer.com, Inc.
2.       Fiesta Market, Inc.
3.       Pioneer Food Stores, Inc.
4.       Rose Trucking Corp.
5.       W.R. Activities Corp.
6.       W.R. Hillside Corp.
7.       W.R. Purchasing Corp.
8.       W.R. Service Corp.
9.       W.R. Service II Corp.
10.      W.R. Service III Corp.
11.      W.R. Service IV Corp.
12.      W.R. Service V Corp.
13.      WRCBC Leasing Corp.
14.      WRFT Holdings, Inc.
15.      White Rose, Inc.
16.      White Rose Puerto Rico, LLC